Exhibit 5.1

The New York Times Building

37th Floor

620 Eighth Avenue

New York, NY 10018-1405

212.808.2700

Fax 212.286.9806

November 23, 2015

Applied DNA Sciences, Inc.
50 Health Sciences Drive

Stony Brook, NY 11790

Re:    Registration Statement for Additional Shares Filed Under Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “462(b) Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 462(b) under the Securities Act, relating to the registration of up to an aggregate of $1,470,320 of shares of the Company’s common stock, $0.001 par value per share (the “Additional Shares”). The 462(b) Registration Statement was filed in connection with, and incorporates by reference the information contained in, the Company’s registration statement on Form S-3 (Registration No. 333-202432), initially filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2015 and declared effective on March 10, 2015 (the “Shelf Registration Statement” and together with the 462(b) Registration Statement, the “Registration Statements”), including the prospectus which forms a part of the Shelf Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”). The Additional Shares may be offered and sold as set forth in the Prospectus and any Prospectus Supplement after the 462(b) Registration Statement becomes effective and are being offered pursuant to the respective Securities Purchase Agreements (the “Securities Purchase Agreements”), dated as of the date hereof, with each purchaser named in the signature pages thereto and the Placement Agent Agreement, dated as of the date hereof, by and among the Company and Maxim Group, LLC.

We have made such examination of law, and examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, as we have deemed appropriate to give the opinions set forth below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of certificates issued by any government official, office or agency and the absence of

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Applied DNA Sciences, Inc.

November 23, 2015

change in the information contained therein from the effective date of any such certificate. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing. Without limiting the generality of the foregoing qualification, we express no opinion as to compliance with any federal or state securities or “blue sky” laws, including without limitation the securities laws of the State of Delaware.

Based upon and subject to the assumptions and qualifications set forth herein, we are of the opinion that, following effectiveness of the 462(b) Registration Statement, the Additional Shares, when duly issued and sold against the full payment specified therefor as set forth in each Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements or any Prospectus Supplement related to the Registration Statements, other than as expressly stated herein with respect to the Additional Shares. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. No opinion is rendered as to matters not specifically referred to herein and under no circumstances may any person infer from anything stated or not stated herein any opinion with respect to which such specific reference is not made.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP